Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Jolene Peixoto
Vice President, Finance	Senior Manager, PR and social media
+1 714 885-3697	+1 714-885-3858
frank.yoshino@emulex.com	jolene.peixoto@emulex.com

Emulex Announces Leadership Transition

Jeffrey W. Benck Appointed President and Chief Executive Officer

and Joins the Board of Directors

James M. McCluney Appointed Executive Chairman of the Board

Company Announces Preliminary Fourth Quarter Results in Line with Guidance

COSTA MESA, Calif., July 15, 2013 — Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced that its board of directors has unanimously approved a leadership succession that will ensure a seamless transition and continued strong leadership at Emulex. As part of this, Jeffrey W. Benck, Emulex’s current president and chief operating officer (COO), has been appointed president and chief executive officer (CEO) of Emulex and a member of the board of directors, effective immediately. James M. McCluney, who has served as Emulex’s CEO since 2006, has been named executive chairman of the board, also effective immediately. Paul Folino will step down from his role as chairman and will continue as a director.

Mr. Benck joined Emulex in 2008 as COO, and was promoted to president in 2010. He has been instrumental in driving the company’s Ethernet strategy, customer and market expansion. During his time as CEO, Mr. McCluney has successfully transformed Emulex’s leading product offerings, expanded the business through acquisitions and organic initiatives, while leading the company through numerous economic and strategic events.

“As chief executive officer of Emulex for the past seven years, one of my key responsibilities was to build a strong leadership team. Having worked closely with Jeff over the past five years, I am confident that he and the current senior management team will continue to drive success for the company,” stated Jim McCluney. “I will be actively involved in the business as the executive chairman of the board, working closely with Jeff and the management team to drive shareholder value while focusing on our long-term strategic plan. I also want to thank Paul Folino for his support and leadership as chairman of the board, and I look forward to working closely with him in my new role.”

“As the chairman of the board, it has been my pleasure to work with both Jim and Jeff on this succession plan, which has been in process for several years,” stated Paul Folino. “As Jim transitions to his new role, I look forward to continuing my participation on the board.”

“I would like to thank Paul, Jim and the entire board of directors for their confidence and support,” stated Jeff Benck, chief executive officer, Emulex. “Emulex is well-positioned to execute on our strategic vision and continue delivering value to our shareholders. I am grateful for the opportunity to lead this great company and I am excited about our market opportunities.”

Preliminary June Quarter Results

Preliminary results for the fourth quarter include total net revenues of $119 to $120 million, which is at the midpoint of our May guidance of $118 to $122 million. Preliminary estimated Non-GAAP diluted earnings per share for the quarter are also expected to be in line with our May guidance of $0.11 to $0.13 per share. On a GAAP basis, certain valuation work, including the valuation and purchase price allocation associated with the Endace acquisition, are not yet complete. Therefore, Emulex is unable to estimate or comment on GAAP loss per share for the quarter at this time.

About Jeff Benck

Jeff Benck joined Emulex in May 2008 as executive vice president and COO and was subsequently appointed to the position of president and COO in August 2010. In his role as COO, Mr. Benck oversaw the company’s engineering, marketing, business development, operations and sales organizations. Mr. Benck has also played a key role in contributing to the corporate strategy and is focused on further diversifying the Emulex product portfolio and delivering growth through the deployment of converged networking. Previously, Mr. Benck served as president and COO at QLogic. Prior to joining QLogic, he spent 18 years at IBM, most recently serving as vice president of xSeries, BladeCenter and Retail Store Solutions development. While at IBM, Mr. Benck’s focus included growth initiatives, product development, marketing and strategy, portfolio management and customer relationships. Mr. Benck is widely known for his role in establishing IBM’s blade server product line. Mr. Benck holds a Master of Science degree in management of technology from University of Miami and a Bachelor of Science degree in mechanical engineering from Rochester Institute of Technology. Mr. Benck holds six U.S. patents in the computer systems field.

About Emulex

Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

“Safe Harbor” Statement

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that we may not realize the anticipated benefits from the acquisition of Endace on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network, server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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